EXHIBIT 12

                         NAC RE CORP. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                               YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------------
                                                1995        1994        1993        1992        1991
                                              --------    --------    --------    --------    ---------
EARNINGS:
Operating income before income taxes.......   $ 78,821    $ 42,290    $ 49,497      $3,606      $41,718
                                              --------    --------    --------    --------    ---------
ADD BACK FIXED CHARGES:
Interest expense...........................     15,381      14,196      13,324       4,538        3,547
Amortization of related debt expenses......        267         258         258          68           63
Assumed interest component of rent
  expenses.................................      1,235       1,099       1,194       1,114          940
                                              --------    --------    --------    --------    ---------
    Total fixed charges....................     16,883      15,553      14,776       5,720        4,550
                                              --------    --------    --------    --------    ---------
Adjusted earnings..........................   $ 95,704    $ 57,843    $ 64,273      $9,326      $46,268
                                              --------    --------    --------    --------    ---------
                                              --------    --------    --------    --------    ---------

Ratio of earnings to fixed charges.........   5.7 to 1    3.7 to 1    4.3 to 1    1.6 to 1    10.2 to 1
                                              --------    --------    --------    --------    ---------
                                              --------    --------    --------    --------    ---------